AMENDED AND RESTATED BY-LAWS

OF

CARDIFF ONCOLOGY, INC.

ARTICLE I

Corporate Offices

1. Registered Office. The registered office of Cardiff Oncology, Inc. shall be fixed in the corporation’s Certificate of Incorporation, as the same may be amended from time to time.

2. Other Offices. The corporation’s Board of Directors (the “Board”) may at any time establish other offices at any place or places where the corporation is qualified to do business.

ARTICLE II

Stockholders’ Meetings

1. Places of Meetings. All meetings of stockholders shall be held at such place or places in or outside of the State of Delaware as the Board may from time to time determine or as may be designated in the notice of meeting or waiver of notice thereof, subject to any provisions of the Delaware General Corporation Law (the “DGCL”). The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the DGCL. In the absence of any such designation or determination, stockholders’ meetings shall be held at the corporation’s principal executive office.

2. Annual Meetings. The annual meeting of stockholders shall be held on such date, time and place, either within or without the State of Delaware, and may be designated by resolution of the Board each year. At the meeting, directors shall be elected and any other proper business may be transacted. Notice of the time and place of the annual meeting shall be given to each stockholder entitled to such notice at his address as it appears on the records of the corporation not less than the minimum nor more than the maximum number of days permitted under the DGCL prior to the scheduled date thereof, unless such notice is waived as provided by Section 2 of Article VIII of these By-Laws.

3. Special Meetings. A special meeting of stockholders may be called at any time by the Board or the chief executive officer, and shall be called by the chief executive officer or the secretary or an assistant secretary at the written request of the holders of at least 25% of the voting power of the total number of shares of stock then outstanding and entitled to vote and who have complied with the provisions of this Section 3. Notice of the time, place and specific purposes of such meetings shall be given to each stockholder entitled to such notice at his address as it appears on the records of the corporation not less than ten (10) days nor more than sixty (60) days prior to the scheduled date thereof, unless such notice is waived as provided in Section 2 of Article VIII of these By-Laws. Nothing contained in this Section 3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board or the chief executive officer may be held.

A written request for a special meeting of stockholders shall be signed by each record stockholder requesting a special meeting and shall set forth: (i) a statement of the specific purpose of the meeting and the matters proposed to be acted on at the meeting, the reasons for conducting such business at the meeting, and any material interest in such business of the stockholders requesting the meeting; (ii) the name and address of each such stockholder as it appears on the Company’s stock ledger; (iii) the number of shares of the corporation’s stock owned of record and beneficially by each such stockholder; and (iv) as to each record stockholder making a request and any beneficial owner on whose behalf such stockholder is making such request, the same information that the record stockholder must provide pursuant to Section 9 of Article II of these By-Laws in connection with a proposal to conduct business at an annual meeting. The requirement set forth in the preceding clause (iv) shall not apply to any record stockholder that is a broker, bank or custodian (or similar entity) and is acting solely as nominee on behalf of a beneficial owner. A stockholder may revoke the request for a special meeting at any time by written revocation delivered to the Secretary.

A special meeting requested by stockholders shall be held at such date, time and place within or without the state of Delaware as may be fixed by the Board. A special meeting requested by stockholders shall not be held if either (i) the Board has called or calls for an annual meeting of stockholders and the purpose of such annual meeting includes (among any other matters properly brought before the meeting) the purpose specified in the request, or (ii) an annual or special meeting was held not more than 12 months before the request to call the special meeting was received by the Company which included the purpose specified in the request.

Nothing herein shall prohibit the Board from submitting matters to the stockholders at any stockholder requested special meeting. The Board may fix a record date to determine the holders of common stock who are entitled to deliver written requests for a special meeting. If directors are proposed to be elected at the special meeting, nominations for director shall be made in accordance with Section 9 of Article II of these By-Laws.

4. Conduct of Stockholder Meeting. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chair of the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chair of the meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chair of the meeting, may include the following: (a) the establishment of an agenda or order of business for the meeting, (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants and on stockholder approvals. Unless and to the extent determined by the Board or the chair of the meeting, meeting of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

5. Voting. At all meetings of stockholders, each stockholder entitled to vote on the record date as determined under Section 5 of Article III of these By-Laws shall be entitled to one vote for each share of stock standing on record in his name, subject to any restrictions or qualifications set forth in the Certificate of Incorporation or any amendment thereto (the Certificate of Incorporation as amended from time to time, including pursuant to any designation of preferred stock, is hereinafter referred to as the “Certificate of Incorporation”).

6. Quorum. At any stockholders’ meeting, a majority of the voting power of the shares of stock outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum, but a smaller interest by act of either (x) the chair of the meeting or (y) the affirmative vote of the holders of a majority in voting power of the stock present in person or represented by proxy at the meeting, may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice, subject to such limitation as may be imposed under Section 222 of the DGCL. When a quorum is present at any meeting, and unless a greater vote is required by applicable law, the Certificate of Incorporation or an express provision of these By-Laws, directors shall be elected by a plurality of the votes of the shares of stock present in person or represented by proxy at the meeting and entitled to vote thereon, and all other matters shall require approval by the affirmative vote of a majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote on the subject matter.

7. List of Stockholders. At least ten (10) days before every meeting, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of, and the number of shares registered in the name of, each stockholder, shall be prepared by the secretary or the transfer agent in charge of the stock ledger of the corporation. Such list shall be open for examination by any stockholder as required by the DGCL. Except as otherwise required by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of the corporation or to vote in person or by proxy at such meeting.

8. Consents in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation or by the DGCL, any action required by the DGCL to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if: (i) a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and (ii) prompt notice of the taking of such action by less than unanimous written consent is given to the other stockholders to the extent and in the manner required by the DGCL.

Any stockholder of record seeking to have the stockholders authorize or take corporate action by consent shall, by written notice to the Secretary, request the Board to fix a record date to determine the stockholders entitled to consent to an action. The Board shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board). If no record date has been fixed by the Board within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be determined in accordance with Section 213 of the DGCL.

9. Requirements for Director Nominations and Proposals of Business.

(A) Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the corporation’s notice of meeting (or any amendment or supplement thereto) delivered pursuant to Section 2 of Article II of these By-Laws, (b) by or at the direction of the Board or any authorized committee thereof or (c) by any stockholder of the corporation who is entitled to vote at the meeting, who complied with all of the notice procedures set forth in this Section 9 and who was a stockholder of record (i) at the time such notice is delivered to the Secretary of the corporation, (ii) on the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting, and (iii) on the date of the annual meeting. For the avoidance of doubt, the foregoing clause (c) is the exclusive means for a stockholder to make nominations for director election and to propose business at an annual meeting of stockholders (other than a proposal included in the corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (such Act and the rules promulgated thereunder, each as amended from time to time, the “Exchange Act”)).

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the preceding paragraph, the stockholder must have given timely notice thereof in proper written form to the Secretary at the principal executive offices of the corporation and provided any updates to such notice and additional information at the time and in the form required by this Section 9, and, in the case of business other than nominations of persons for election to the Board, such other business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from the anniversary date of the previous year’s meeting, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than one hundred and twenty (120) days prior to such annual meeting and not later than the later of the ninetieth (90th) day prior to such annual meeting and the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation. Neither the adjournment or recess of an annual meeting, nor the postponement or rescheduling of an annual meeting for which notice of the meeting has already been given to stockholders or a public announcement of the meeting date has already been made, shall commence a new time period (or extend any time period) for the giving of a stockholder’s notice. Notwithstanding anything in this Section 9 to the contrary, if the number of directors to be elected to the Board at an annual meeting is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased Board at least ten (10) days prior to the last day a stockholder may deliver a notice in accordance with the preceding provisions of this paragraph, then a stockholder’s notice required by this Section shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary not later than the tenth (10th) calendar day following the day on which such public announcement is first made by the corporation. To be considered timely, any stockholder notices or other information required to be delivered or submitted pursuant to this Section 9 must be received by the corporation before the close of business at the principal executive offices of the corporation by delivery to its principal executive offices. The timeliness requirements set forth in this Section 9 apply notwithstanding any different requirement set forth in Rule 14a-19 or elsewhere in Regulation 14A of the Exchange Act, including with respect to any statements or information required to be provided to the corporation pursuant to Rule 14a-19 of the Exchange Act by a stockholder and not otherwise specified herein.

(3) If the stockholder proposes to nominate one or more persons for election or re-election as directors, the stockholder’s notice shall set forth the names of such stockholder’s nominees. The number of nominees (inclusive of substitutes) that a stockholder may set forth in such notice for nomination for election or re-election at an annual meeting (or in the case of a stockholder giving notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. If the stockholder proposes to bring other business before an annual meeting, the stockholder’s notice shall include (a) a brief description of the business desired to be brought before the meeting; (b) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these By-Laws, the language of the proposed amendment); (c) the reasons for conducting such business at the meeting; and (d) any material interest (including a substantial interest, within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner, if any, on whose behalf the business or proposal is made. A stockholder may not submit any substitute nominations unless they are made within the time periods set forth in this Section 9 and the stockholder and the substitute nominees otherwise comply with this Section 9;

(4) The stockholder’s notice required by this Section 9 shall include the following information about the stockholder giving the notice and each beneficial owner, if any, on whose behalf the stockholder is making the nomination(s) or business or proposal(s), and any affiliate who controls either of the foregoing directly or indirectly (a “control person”):

(a) each such person’s name and address (including, in the case of the stockholder, the name and address that appears on the corporation’s books and records);

(b) the class or series and number of shares of capital stock of the corporation that are respectively owned, (directly or indirectly, beneficially or of record) by each such person (including any class or series of shares of the corporation to which such person has a right to acquire beneficial ownership at any time in the future);

(c) any other information relating to each such person required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act; and

(d) a description of (x) any plans or proposals which any person may have with respect to securities of the corporation that would be required to be disclosed pursuant to Item 4 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable) and (y) any agreement, arrangement or understanding (including the identity of the parties thereto) with respect to the nomination or other business between or among such persons and any other parties, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable), in each case as of the date the notice required by this Section 9 is delivered to the corporation by the stockholder presenting the nomination or other proposal.

(5) The stockholder’s notice required by this Section 9 shall include as to each person whom the stockholder proposes to nominate for election or re-election as a director: (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Section 14(a) of the Exchange Act; (b) a written representation and agreement, which shall be signed by such person and pursuant to which such person shall represent and agree that such person: (A) consents to serving as a director if elected and to being named in the corporation’s proxy materials and form of proxy as a nominee (with the corporation determining in its discretion whether to include such nominee in its proxy materials), and currently intends to serve as a director for the full term for which such person is standing for election; (B) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity: (1) as to how the person, if elected as a director, will act or vote on any issue or question that has not been disclosed to the corporation; or (2) that could limit or interfere with the person’s ability to comply, if elected, with such person’s fiduciary duties under applicable law; (C) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee that has not been disclosed to the corporation; and (D) whether or not the nominee, if elected as a director, will comply with all of the corporation’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other corporation policies and guidelines applicable to directors (which will be promptly provided following a request therefor); and (c) all completed and signed questionnaires provided by the corporation (the “Questionnaires”) (which shall also be completed by the corporation’s nominees for director). The Questionnaires will be provided by the corporation within ten (10) days following a request therefor by a stockholder seeking to nominate nominees.

(6) The stockholder’s notice required by this Section 9 shall include:

(a) a description of any agreement, arrangement, understanding or relationship (including the identity of all the parties thereto) with respect to the nomination or proposal and/or the voting of shares of any class or series of stock of the corporation to which any of the following is a party, or pursuant to which any of the following has a right to vote any shares of any class or series of stock of the corporation: (i) the stockholder giving the notice; (ii) the beneficial owner, if any, on whose behalf the nomination or proposal is made, (iii) any of the stockholder’s nominees for director; and (iv) the respective affiliates or associates of any of the foregoing (each person contemplated by the foregoing clauses (i)-(iv) collectively, “proponent persons”);

(b) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, any contract to purchase or sell, the acquisition or grant of any option, right or warrant to purchase or sell or any swap or other instrument) to which any proponent person is a party, the intent or effect of which may be (i) to transfer to or from any proponent person, in whole or in part, any of the economic consequences of ownership of any security of the corporation, (ii) to increase or decrease the voting power of any proponent person with respect to shares of any class or series of stock of the corporation and/or (iii) to provide any proponent person, directly or indirectly, with the opportunity to hedge, profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the corporation; and

(c) any significant equity interest held by the proponent persons in any principal competitors of the corporation, a list of which will be provided by the corporation within ten (10) days following a request therefor by a stockholder.

(7) The stockholder’s notice required by this Section 9 shall include the following representations, certifications and agreements from each of the stockholder giving the notice, each beneficial owner (if any) on whose behalf the stockholder’s nomination or proposal is being made and each control person (if any):

(a) a representation that the stockholder giving the notice is a holder of record of stock of the corporation at the timing the notice required by Section 9 is given; and will be a stockholder of record as of the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and as of the date of the annual meeting;

(b) a representation whether or not a stockholder, or beneficial owner or control person(s), if any, will, or will be part of a group that will, (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the corporation’s outstanding capital stock required to approve or adopt the proposal or, in the case of a nominee, at least 50% of the voting power of the corporation’s outstanding capital stock; (ii) solicit proxies or votes from stockholders pursuant to Rule 14a-19 under the Exchange Act, confirming that such person or group will deliver, through means satisfying each of the conditions that would be applicable to the corporation under either Exchange Act Rule 14a-16(a) or Exchange Act Rule 14a-16(n), a proxy statement and form of proxy to holders of at least sixty-seven percent (67%) of the voting power of the corporation’s stock entitled to vote generally in the election of directors; and/or (iii) otherwise solicit proxies with respect to one or more nominees or business proposals (in each case, specifically identifying each participant in the solicitation as defined under Item 4 of Schedule 14A and the means by which the participants intend to solicit proxies or votes);

(c) a representation that promptly after a stockholder, beneficial owner or control person(s), if any, solicits the holders of the corporation’s stock referred to in the representation required in the preceding clause, and in any event no later than the tenth (10th) day before the annual meeting, such stockholder, beneficial owner or control person(s) will provide the corporation with documents, which may take the form of a certified statement and documentation from a proxy solicitor, specifically demonstrating that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of such percentage of the corporation’s stock;

(d) a certification regarding whether such stockholder, and beneficial owner and control person, if any, have complied with all applicable federal, state and other legal requirements in connection with the stockholder’s, beneficial owner’s and/or control person’s acquisition of shares of capital stock or other securities of the corporation and/or the stockholder’s, beneficial owner’s and/or control person’s acts or omissions as a stockholder of the corporation.

(8) A stockholder providing notice of a proposed nomination or other business proposed to be brought before a meeting (whether given pursuant to this Section 9(A) or Section 9(B)) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (x) as of the record date for determining the stockholders entitled to notice of the meeting and (y) as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof, provided that if the record date for determining the stockholders entitled to vote at the meeting is less than fifteen (15) days prior to the meeting or any adjournment or postponement thereof, the information shall be supplemented and updated as of such later date. Any such update and supplement shall be delivered in proper written form to the Secretary at the principal executive offices of the corporation not later than five (5) days after the record date for determining the stockholders entitled to notice of the meeting (in the case of any update and supplement required to be made as of the record date for determining the stockholders entitled to notice of the meeting), not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or adjournment or postponement thereof) and not later than five (5) days after the record date for determining the stockholders entitled to vote at the meeting, but no later than the date prior to the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of a date less than fifteen (15) days prior the date of the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement set forth in these By-Laws shall not limit the corporation’s rights with respect to any deficiencies in a stockholder’s notice, extend any applicable deadline under these By-Laws or enable or be deemed to permit a stockholder who has previously submitted a stockholder’s notice under these By-Laws to amend or update any proposal or to submit a new proposal or new nominees.

(9) At any time before the applicable meeting of stockholders, the corporation may require (a) any proposed nominee to furnish such other information as it may reasonably require to determine the independence of such nominee under the Exchange Act and rules and regulations thereunder and applicable stock exchange rules and (b) any proposed nominee and any stockholder who has provided a notice of nomination or other business (and any beneficial owner on whose behalf such stockholder is acting and any control person) to provide any information that the corporation determines is required to determine whether any person has complied with this Section 9. Any such information required to be provided pursuant to this paragraph must be provided to the corporation within five (5) business days of the corporation’s request therefor.

(B) Special Meetings of Stockholders.

Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (1) by or at the direction of the Board or any committee thereof or (2) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 9 and who is a stockholder of record at the time such notice is delivered in proper written form to the Secretary at the principal executive offices of the corporation. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting if the stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the one hundred and twentieth (120th) day prior to such special meeting and not later than the later of the ninetieth (90th) day prior to such special meeting and the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall an adjournment, recess or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such notice of a stockholder shall include the same information, representations, certifications and agreements that would be required if the stockholder were to make a nomination in connection with an annual meeting of stockholders pursuant to Section 9(A)(4)-(7) and such stockholder shall be obligated to provide the same supplemental or additional information in connection with a special meeting of stockholders as required pursuant to Section 9(A)(8)-(9) in connection with an annual meeting of stockholders. Notwithstanding any other provision of these By-Laws, in the case of a special meeting called at the request of one or more stockholders, no stockholder may nominate a person for election to the Board or propose any business to be considered at a meeting, except pursuant to a written request to call a special meeting pursuant to Section 3 of Article II that identifies the nominees for election and business to be considered at the special meeting and that meets the requirements of these By-Laws. Each request for a special meeting to elect one or more nominees shall include the same information, representations, certifications and agreements that would be required if the stockholder were to make a nomination in connection with an annual meeting of stockholders pursuant to Section 9(A)(4)-(7) and such stockholder shall be obligated to provide the same supplemental or additional information in connection with a special meeting of stockholders as required pursuant to Section 9(A)(8)-(9) in connection with an annual meeting of stockholders

(C) General.

(1) Only such persons who are nominated in accordance with the procedures set forth in this Section 9 shall be eligible to serve as directors and only such business shall be conducted at an annual or special meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. Without limiting any remedy available to the corporation, a stockholder may not present nominations for director or business at a meeting of stockholders (and any such nominee shall be disqualified from standing for election or re-election), notwithstanding that proxies in respect of such vote may have been received by the corporation, if such stockholder, any beneficial owner (as applicable) or any nominee for director (as applicable) acted contrary to any representation, certification or agreement required by this Section 9, otherwise failed to comply with this Section 9 (or with any law, rule or regulation identified in this Section 9) or provided false or misleading information to the corporation.

(2) Unless otherwise required by law or as otherwise determined by the Board or the chair of the meeting, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or business, such nomination shall be disregarded and such proposed business (whether pursuant to the requirements of these By-Laws or in accordance with Rule 14a-8 under the Exchange Act) shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 9, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized in writing, executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, to the Secretary at the principal executive offices of the corporation at least five (5) days in advance of the meeting of stockholders.

(3) Except as otherwise provided by law, the Restated Certificate of Incorporation or these By-Laws, the Board or the chair of the meeting shall, in addition to making any other determination that may be appropriate for the conduct of the meeting, have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these By-Laws and, if any proposed nomination or business is not in compliance with these By-Laws, to declare that such defective proposal or nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation. The authority of the chair of the meeting shall be subject to the supervision of the Board and any rules or regulations adopted by the Board.

(4) Whenever used in these By-Laws, “public announcement” shall mean disclosure (a) in a press release released by the corporation, provided that such press release is released by the corporation following its customary procedures, is reported by the Dow Jones News Service, Associated Press or comparable national news service or is generally available on internet news sites or (b) in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act. For purposes of this Section 9, “close of business” shall mean 6:00 p.m. local time in the principal executive offices of the corporation on any calendar day, whether or not the day is a business day.

(5) Nothing in this Section 9 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act (including, without limitation, Rule 14a-8 of the Exchange Act) or (b) of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Restated Certificate of Incorporation.

(6) A stockholder (and beneficial owner and control person, as applicable) shall also comply with all applicable requirements of the Exchange Act (including Rule 14a-19, if applicable) with respect to the matters set forth in this Section 9.

(7) Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by or on behalf of the Board.

ARTICLE III

Board

1. Number and Qualification. A Board shall be elected at each annual meeting of stockholders, each director so elected to serve until the election and qualification of his successor or until his earlier death, resignation or removal as provided in these By-Laws. Subject to the terms of the Certificate of Incorporation, the number of directors shall be such as may be determined from time to time by the Board. No reduction of the authorized number of directors shall have the effect of removing any director before his or her term of office expires. Directors need not be stockholders.

2. Powers. The business and affairs of the corporation shall be carried on by or under the direction of the Board, which shall have all the powers authorized by the DGCL, subject to such limitations as may be provided by the Certificate of Incorporation or these By-Laws.

3. Compensation. The Board may from time to time by resolution authorize the payment of fees or other compensation to the directors for services to the corporation, including, but not limited to, fees for attendance at all meetings of the Board or of the executive or other committees, and determine the amount of such fees and compensation. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor in amounts authorized or otherwise approved from time to time by the Board or the executive committee.

4. Meetings and Quorum. Meetings of the Board may be held either in or outside of the State of Delaware. Subject to the terms of the Certificate of Incorporation, a quorum shall be a majority of the directors then in office, but not less than one-third of the total number of directors. A director will be considered present at a meeting, even though not physically present, to the extent and in the manner authorized by the DGCL. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

The Board elected at any annual stockholders’ meeting shall, at the close of that meeting and without further notice if a quorum of directors be then present, or as soon thereafter as may be convenient, hold a meeting for the election of officers and the transaction of any other business. Subject to the terms of the Certificate of Incorporation, at such meeting the Board shall elect a chief executive officer, a president, a secretary and a treasurer, and such other officers as it may deem proper, none of whom except the chair of the Board, if elected, need be members of the Board.

The Board may from time to time provide for the holding of regular meetings with or without notice and may fix the times and places at which such meetings are to be held. Meetings other than regular meetings may be called at any time by the chief executive officer or by the secretary or an assistant secretary upon the written request of any director.

Notice of each meeting, other than a regular meeting (unless required by the Board), shall be given to each director by mailing the same to each director at his residence or business address at least two (2) days before the meeting or by delivering the same to him personally or by telephone or email at least one (1) day before the meeting unless, in case of exigency, the chair of the Board, the chief executive officer or the secretary shall prescribe a shorter notice to be given personally or by telephone or email to all or any one or more of the directors at their respective residences or places of business.

Notice of any meeting shall state the time and place of such meeting, but need not state the purposes thereof unless otherwise required by the DGCL, the Certificate of Incorporation, these By-Laws, or the Board.

5. Record Dates. (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix in advance a record date which, in the case of a meeting, shall not be less than the minimum nor more than the maximum number of days prior to the scheduled date of such meeting permitted under the DGCL and which, in the case of any other action, shall be not more than the maximum number of days permitted under the DGCL.

(b) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

6. Executive Committee. The Board may by resolution passed by a majority of the whole Board provide for an executive committee of two or more directors and shall elect the members thereof to serve at the pleasure of the Board and may designate one of such members to act as chair. Subject to the terms of any stockholders agreement to which the corporation is a party, the Board may at any time change the membership of the committee, fill vacancies in it, designate alternate members to replace any absent or disqualified members at any meeting of the executive committee, or dissolve it.

During the intervals between the meetings of the Board, the executive committee shall possess and may exercise any or all of the powers of the Board in the management or direction of the business and affairs of the corporation and under these By-Laws to the extent authorized by resolution adopted by a majority of the whole Board and to such limitations as may be imposed by the DGCL and the Certificate of Incorporation.

The executive committee may determine its rules of procedure and the notice to be given of its meetings, and it may appoint such committees and assistants as it shall from time to time deem necessary. Subject to the terms of the Certificate of Incorporation, a majority of the members of the committee shall constitute a quorum.

7. Other Committees. Subject to the terms of the Certificate of Incorporation, the Board may by resolution provide for such other committees as it deems desirable and may discontinue the same at its pleasure. Each such committee shall have the powers and perform such duties, not inconsistent with law, as may be assigned to it by the Board. No such committee, however, shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any By-Law of the corporation.

8. Conference Telephone Meetings. Any one or more members of the Board or any committee thereof may participate in meetings by means of a conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person of the meeting.

9. Action Without Meetings. Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting to the extent and in the manner authorized by the DGCL.

10. Removal of Directors. Unless otherwise restricted by statute, the Certificate of Incorporation, these By-Laws, or any stockholders agreement to which the corporation is a party, any director or the entire Board may be removed, with or without cause, by the holders of a majority of the shares entitled to vote thereon.

11. Vacancies. Except as otherwise provided in the Certificate of Incorporation, a vacancy in any directorship occurring by reason of death, resignation, removal, inability to act, disqualification, or any other cause, and any newly created directorship, may at any time be filled for the unexpired portion of the term by a majority vote of the directors then in office, or by a sole remaining director, even if less than a quorum.

ARTICLE IV

Officers

1. Titles and Election. The officers of the corporation shall be comprised of a chief executive officer, a president, a secretary and a treasurer, who shall initially be elected as soon as convenient by the Board and thereafter, in the absence of earlier resignations or removals, shall be elected at the first meeting of the Board following each annual stockholders’ meeting, each of whom shall hold office at the pleasure of the Board except as may otherwise be approved by the Board or the executive committee, or until their earlier death, resignation, removal under these By-Laws or other termination of their employment. Any person may hold more than one office if the duties can be consistently performed by the same person, and to the extent permitted by the DGCL. Subject to the terms of the Certificate of Incorporation or any stockholders agreement to which the corporation is a party, the Board, in its discretion, may also at any time elect or appoint a chair of the Board, who shall be a director, and one or more vice presidents, assistant secretaries and assistant treasurers and such other officers as it may deem advisable, each of whom shall hold office at the pleasure of the Board, except as may otherwise be approved by the Board or the executive committee, or until their earlier death, resignation, removal or other termination of employment as shall be prescribed or determined by the chief executive officer. The Board may require any officer or other employee or agent to give bond for the faithful performance of his duties in such form and with such sureties as the Board may require.

2. Duties. Subject to such extension, limitations, and other provisions as the Board, these By-Laws or the Certificate of Incorporation may from time to time prescribe or determine, the following officers shall have the following powers and duties:

(a) Chair of the Board. The chair of the Board, when present, shall preside at all meetings of the stockholders and of the Board and shall have such other powers and perform such other duties as the Board may prescribe from time to time.

(b) Chief Executive Officer. Subject to the authority of the Board, the chief executive officer shall have general supervision and control of the corporation’s business and shall exercise the powers and authority and perform the duties commonly incident to his office and shall, in the absence of the chair of the Board, preside at all meetings of the stockholders and of the Board if he is a director, and shall perform such duties as the Board shall specify from time to time. The chief executive officer, unless some other person is thereunto specifically authorized by the Board, shall have authority to sign all bonds, debentures, promissory notes, deeds and contracts of the corporation.

(c) President. The president shall perform such duties as may be assigned to him from time to time by the Board or the chief executive officer. In the absence or disability of the chief executive officer, the president may, unless otherwise determined by the Board, exercise the powers and perform the duties pertaining to the office of chief executive officer.

(d) Vice President(s). The vice president or vice presidents shall perform such duties as may be assigned to them from time to time by the Board, the chief executive officer or the president.

(e) Treasurer. The treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation, shall keep or cause to be kept regular books of account for the corporation and shall perform such other duties and possess such other powers as are incident to the office of treasurer, or as shall be assigned to him by the chief executive officer, the president or by the Board.

(f) Assistant Treasurer(s). During the absence or disability of the treasurer, the assistant treasurer, if one is elected, or if there are more than one, the one so designated by the treasurer, the chief executive officer, the president or by the Board shall have all the powers and functions of the treasurer.

(g) Secretary. The secretary shall cause notices of all meetings to be served as prescribed in these By-Laws or by statute, shall keep or cause to be kept the minutes of all meetings of the stockholders and of the Board, shall have charge of the corporate records and seal of the corporation and shall keep a register of the post office address of each stockholder which shall be furnished to him by such stockholder. He shall perform such other duties and possess such other powers as are incident to the office of secretary or as are assigned by the chief executive officer, the president or by the Board.

(h) Assistant Secretaries. During the absence or disability of the secretary, the assistant secretary, if one is elected, or if there are more than one, the one so designated by the secretary, the chief executive officer, the president or by the Board shall have all the powers and functions of the secretary.

3. Delegation of Duties. In case of the absence of any officer of the corporation, or for any other reason that may seem sufficient to the Board, the Board may delegate the powers and duties of such officer, for the time being, to any other officer, or to any director.

ARTICLE V

Stock Certificates

1. Certificates Representing Stock. Certificates representing stock in the corporation shall be signed by, or in the name of, the corporation by the chair of the Board or by the president or any vice president, and by the treasurer or an assistant treasurer or the secretary or an assistant secretary of the corporation. Any or all of the signatures on any such certificate may be a facsimile if authorized under the DGCL.

In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate has ceased to be such officer, transfer agent or registrar before the certificate has been issued, such certificate may nevertheless be issued and delivered by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

2. Transfer of Stock. Subject to the terms of any stockholders agreement to which the corporation is a party, shares of the capital stock of the corporation shall be transferable only upon the books of the corporation upon the surrender of the certificate or certificates properly assigned and endorsed for transfer. If the corporation has a transfer agent or agents or transfer clerk and registrar of transfers acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

The Board or chief executive officer may appoint a transfer agent and one or more co-transfer agents and a registrar and one or more co-registrars of transfer and may make or authorize the transfer agents to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock in any manner not prohibited by the DGCL.

3. Lost Certificates. Subject to the terms of any agreement to which the corporation is a party, in case of loss or mutilation or destruction of a stock certificate, a duplicate certificate may be issued upon such terms as may be determined or authorized by the Board or the executive committee or by the chief executive officer if the Board or the executive committee does not do so.

ARTICLE VI

Fiscal Year, Bank Deposits, Checks, etc.

1. Fiscal Year. The fiscal year of the corporation shall commence or end at such time as the Board may designate.

2. Bank Deposits, Checks, etc. The funds of the corporation shall be deposited in the name of the corporation or of any division thereof in such banks or trust companies in the United States or elsewhere as may be designated from time to time by the Board or the executive committee, or by such officer or officers as the Board or the executive committee may authorize to make such designations.

All checks, drafts or other orders for the withdrawal of funds from any bank account shall be signed by such person or persons as may be designated from time to time by the Board or the executive committee. The signatures on checks, drafts or other orders for the withdrawal of funds may be in facsimile if authorized in the designation.

ARTICLE VII

Books and Records

1. Location of Books. Unless otherwise expressly required by the DGCL, the books and records of the corporation may be kept outside of the State of Delaware.

2. Examination of Books. Except as may otherwise be provided by the DGCL, the Certificate of Incorporation or these By-Laws, the Board shall have power to determine from time to time whether and to what extent and at what times and places and under what conditions any of the accounts, records and books of the corporation are to be open to the inspection of any stockholder. No stockholder shall have any right to inspect any account or book or document of the corporation except as prescribed by statute or authorized by express resolution of the stockholders or of the Board.

ARTICLE VIII

Notices

1. Requirements of Notice. Notice may be given to stockholders in the manner permitted by Section 232 of the DGCL, except to the extent prohibited by the Exchange Act.

2. Waivers. Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these By-Laws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these By-Laws.

ARTICLE IX

Notice by Electronic Transmission

1. Notice by Electronic Transmission. Notice may be given to stockholders by electronic transmission in the manner permitted by Section 232 of the DGCL, except to the extent prohibited by the Exchange Act.

2. Definition Of Electronic Transmission. An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

ARTICLE X

Powers of Attorney

The Board or the executive committee may authorize one or more of the officers of the corporation to execute powers of attorney delegating to named representatives or agents power to represent or act on behalf of the corporation, with or without power of substitution.

In the absence of any action by the Board or the executive committee, the chief executive officer or the secretary of the corporation may execute for and on behalf of the corporation waivers of notice of stockholders’ meetings and proxies for such meetings in any company in which the corporation may hold voting securities.

ARTICLE XI

Indemnification

1. Indemnification of Directors and Officers. The corporation shall indemnify and hold harmless, to the fullest extent permitted by DGCL as it presently exists or may hereafter be amended, any director or officer of the corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact thatthey, or a person for whom they are the legal representative, is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such action, suit, or proceeding. The corporation shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board.

2. Indemnification of Others. The corporation shall have the power to indemnify and hold harmless, to the extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding by reason of the fact that they, or a person for whom they are the legal representative, is or was an employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such action, suit, or proceeding.

3. Prepayment of Expenses. The corporation shall pay the expenses incurred by any officer or director of the corporation, and may pay the expenses incurred by any employee or agent of the corporation, in defending any proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a person in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article XI or otherwise.

4. Determination; Claim. If a claim for indemnification or payment of expenses under this Article XI is not paid in full within sixty (60) days after a written claim therefor has been received by the corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

5. Non-Exclusivity of Rights. The rights conferred on any person by this Article XI shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

6. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

7. Other Indemnification. The corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

8. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article XI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE XII

Amendments

Subject to the provisions of the Certificate of Incorporation, any stockholders agreement to which the corporation is a party, and the provisions of the DGCL, the power to amend, alter, or repeal these By-Laws and to adopt new By-Laws may be exercised by the Board or by the stockholders.

ARTICLE XIII

Conflicts

In the event of any conflict between these By-Laws and the Certificate of Incorporation, the Certificate of Incorporation shall govern.